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Exhibit 10.16(c)

AMENDMENT TO CERTAIN STOCK PLANS

        Pursuant to Board of Directors action taken September 2002, the following amendment was approved in respect of the following plans:

    1999 Broad-Based Employee Stock Option Plan,
    1987 Stock Option Plan,
    1997 Stock Option Plan; and
    Galileo International 1999 Equity and Performance Incentive Plan

        Notwithstanding any other provision of this plan to the contrary, the Compensation Committee of the Board of Directors of Cendant Corporation shall have the authority to grant hereunder to eligible persons such awards ("Special Awards") which are either actual shares of common stock of Cendant Corporation, or are valued in whole or in part by reference to, or otherwise based upon or denominated by, shares of common stock of Cendant Corporation. Upon vesting or delivery, such Special Awards may be settled by Cendant Corporation by delivering either cash or shares of common stock of the Corporation, and/or may be subject to voluntary or mandatory deferral, in accordance with such terms, conditions and elections that the Compensation Committee determines in its sole and absolute discretion. The terms, conditions and timing of Special Awards, including conditions and restrictions applicable to vesting and/or whether the vesting or granting of such awards will be subject to performance criteria, and the persons to whom such awards shall be granted, shall be determined by the Compensation Committee in its sole and absolute discretion. It is intended that the Compensation Committee be provided maximum flexibility with respect to the terms and conditions of Special Awards; provided, however, that (i) Special Awards shall be consistent with the stated purpose of this plan, (ii) Special Awards shall be granted in order to align the interests of eligible persons with those of the stockholders of Cendant Corporation, and otherwise further the best interests of such stockholders and (iii) neither the granting of Special Awards nor any term or condition of any Special Award shall be in violation of any other provision of this plan or applicable law. The number of shares of common stock of Cendant Corporation available for issuance under this plan shall be reduced by the number of shares issued in connection with the exercise or other settlement or cancellation of any Special Award.

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AMENDMENT TO CERTAIN STOCK PLANS